CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XIV, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending March 31, 2004 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:   May 11, 2004                      /s/ James M. Seneff, Jr.
                                          --------------------------------------
                                          Name:  James M. Seneff, Jr.
                                          Title:   Chief Executive Officer

                                          A  signed  original  of  this  written
                                          statement  required by Section 906 has
                                          been  provided to CNL Income Fund XIV,
                                          Ltd.  and  will  be  retained  by  CNL
                                          Income Fund XIV, Ltd. and furnished to
                                          the Securities and Exchange Commission
                                          or its staff upon request.